                                                                    Exhibit 10.3

                               COMMERCIAL LEASE

     THIS LEASE dated this 17th day of August, 1998, by and between CEDERSTRAND RENTALS, a Washington general partnership (Landlord), and WATCHGUARD, INC., a Washington corporation ("Tenant").

     The parties covenant and agree as follows:

     1. Premises. The Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord those certain premises (hereinafter referred to as "premises" or "leased premises") commonly known as approximately 2,800 square feet of the first floor (excluding entry, hall, stairs and other common areas) which premises is more particularly shown in Exhibit 1 attached hereto, which is a portion of the building commonly known as 820 First Avenue South, Seattle, Washington, which property is legally described in Exhibit 2 attached hereto. Tenant shall have the exclusive use of four (4) parking spaces (two (2) parking spaces inside fenced area) which spaces shall be designated by Landlord when Tenant takes possession of premises.

     2. Business Purpose. The premises are to be used for the warehousing and storage purposes and ancillary office functions related thereto. The premises shall be used for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In no case shall the use of the premises by Tenant impinge upon the quiet enjoyment by other tenants of their premises in the building. Tenant shall have access to the premises and the parking spaces 24 hours per day, 7 days per week, 52 weeks per year.

     3. Term. The term of this Lease shall be for two (2) years commencing on the 15th day of August, 1998, and terminating on the 14th day of August, 2000.

     4. Option to Renew. At the expiration of the two (2) year term of this Lease, Tenant shall have two options to renew this Lease for an additional one
(1) year period each. Tenant shall exercise the option by providing written notice to Landlord not later than four (4) months prior to expiration of the then current term of the Lease. For each option period, the base rent as provided in paragraph 5 shall be increased following amounts:

               Third lease year   $3,640.00 per mo.
               Fourth lease year  $3,780.00 per mo.

     5. Base Rent. As base rent for the premises, the Tenant shall pay to the Landlord before the 1st day of each rental month, the following amounts:

               First lease year   $3,360.00 per mo.
               Second lease year  $3,500.00 per mo.

     6. Improvements Paid by Landlord. Tenant accepts the bare space in its present "as is-where is" condition with the following exceptions which are the only improvements which shall be made by Landlord:

         (a) Broom clean the entire space, including steam cleaning the carpets in the office of the space.

         (b)  Provide adequate lighting in the warehouse space.

         (c) Confirm that all lighting, HVAC to office space and power to the premises are in good working order at the time of occupancy.

         (d) Securely demise the leased premises from any other space in the building.

         (e) Provide a single restroom for the exclusive use of the leased premises.

     Landlord shall expeditiously complete all build-out of said improvements, provided that at all times restroom facilities are made available to Tenant. Landlord represents that there are no material defects in the building.

     7. Improvements Paid by Tenant. With the exception of those items stated in paragraph 6, Tenant shall pay for any and all costs associated with any improvements made by Tenant on the premises, all of which shall be done in accordance with paragraph 24 and all applicable building codes and land use codes.

     8. Repairs and Maintenance. Common area maintenance, roof, foundation, structural integrity of the building and major repairs or replacement of the existing plumbing HVAC and electrical service and fixtures shall all be at Landlord's sole cost and expense provided that Tenant shall replace all burned out light bulbs, shall unplug any plugged toilet or waste pipe, and Tenant shall repair any damage caused by the negligence of Tenant, its employees, agents, or invitees. The premises have been inspected and are accepted by Tenant in their present condition. After taking possession of the premises, Tenant shall at all times keep the premises in a neat, clean and sanitary condition and shall replace any glass of windows or doors as may become cracked or broken in the leased premises. Tenant will at all times preserve the said premises in as good a repair as they are now or may hereafter be put to at Tenant's sole expense, except that Tenant shall not be obligated to repair any damage by casualty or reasonable wear and tear.

     9. Utilities. Landlord shall pay natural gas, electric, sewer, water, and garbage for the premises. The base year for such expenses shall be 1998 and Tenant shall pay a pro rata share of any increases above the base year adjusted to reflect 95% occupancy and a fully assessed building unless such increased cost of utilities can be directly attributed to Tenant, in which case such actual increased cost shall be paid by Tenant or reimbursed to Landlord by Tenant within ten (10) days of invoice.

     10. Garbage. Landlord shall provide one 2-yard capacity dumpster for the use of all Tenants in the building, which dumpster shall be emptied not less than one time per week. WatchGuard, Inc.'s use of the dumpster shall not be more than one-fourth (1/4th) of its capacity, and should it become necessary to increase such capacity as a result of the needs of a Tenant, Tenant shall reimburse Landlord for such cost.

     11. HVAC. Building standard HVAC service to the office of the premises shall be available from 7:00 o'clock a.m. to 6:00 o'clock p.m., Monday through Friday, on generally accepted business days and from 9:00 o'clock a.m. to 1:00 p.m. on Saturdays. Additional HVAC service for after hours use will be available at a charge that shall be initially agreed upon and determined according to the actual cost thereof.

     12. Late Payment Penalty. Any rent, or reimbursement for elevator service, real estate taxes, liability insurance, utilities, common area maintenance and the like, which is not paid by Tenant within ten (10) days of its due date, shall incur a late payment penalty of five percent (5%) of the unpaid amount. In addition, all liquidated, unpaid amounts shall bear interest at twelve percent (12%) per annum.

     13. Care of Premises/Compliance. Except as otherwise specifically provided herein, the Landlord shall not be called upon to make any improvements or repair of any kind upon the said premises and the said premises shall at all times be kept and used by Tenant in accordance with the laws of the State of Washington and ordinances of the City of Seattle, and in accordance with all directions, rules, and regulations of the health officer, fire marshal, building inspector, or other proper officer of the City of Seattle at the sole cost and expense of said Tenant; and Tenant will permit no waste, damage or injury to the premises, and at Tenant's own cost and expense, will keep all drainage pipes free and open and will protect water, heating, and other pipes on the premises so that they will not freeze or become clogged, and will repair all leaks, and will also repair all damages caused by leaks on the premises by reason of Tenant's failure to protect and keep free, open, and unfrozen any of the pipes and plumbing on said premises.

     14. Use. The Tenant shall conduct and carry on in said premises, the business for which said premises are leased, and shall not use the premises for illegal purposes. The Tenant agrees that no stock of goods will be carried, or anything done in or about the premises which will increase the present rate of insurance; provided, however, if the Tenant shall engage in such business with the consent of the Landlord, which business shall increase insurance rates, Tenant shall pay such increase. Tenant agrees that it has determined to Tenant's satisfaction that the premises can be used for the purposes for which they are leased and waives any right to terminate this Lease in the event that the premises cannot be used for such purposes or for any reason it may not be used for such purposes during the term of the Lease.

     15. Accidents and Liability. All personal property on said leased premises shall be at the risk of Tenant. Landlord or Landlord's agent shall not be liable for any damage, either to person or property, sustained by Tenant or others caused by any defects now in said premises, or the building in which the premises are located, or any service facilities, or hereafter occurring therein, or due to the building in which the leased premises are situated, or any part or appurtenance thereof, becoming out of repair, or caused by fire or by the bursting or leaking of water, gas, sewer, or steam pipes, or from any act or neglect of co-tenants or other occupants of said building, or any other persons, or due to the happening of any accident from whatsoever cause in and about said building. Except to the extent caused by the negligence or intentional misconduct of Landlord or its agents, Tenant agrees to defend and hold Landlord and Landlord's agent harmless from any and all claims for damages suffered or alleged to be suffered in or about the leases premises by any person, firm or corporation.

     Tenant agrees to maintain public liability insurance on the premises in the minimum limit of One Million Dollars ($1,000,000.00) for property damage and in the minimum of One Million Dollars ($1,000,000.00) for bodily injuries and death, and shall name Landlord as an additional insured. Tenant shall furnish Landlord a certificate indicating that the insurance policy is in full force and effect, that Landlord has been named as an additional insured, and that the policy may not be cancelled unless thirty (30) days' prior written notice of the proposed cancellation has been given to Landlord.

     16. Liens and Insolvency. Tenant shall keep the leased premises and the property in which the leased premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. In the event Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, then the Landlord may cancel this Lease at Landlord's option.

     17. Assignment. Tenant shall not let or sublet the whole or any part thereof, nor assign this Lease or any part thereof without the written consent of Landlord. This Lease shall not be assignable by operation of law. If consent is once given by Landlord to the assignment of his Lease, or any interest therein, Landlord shall not be barred from afterwards refusing to consent to any further assignment. Consent to sublet or assignment shall not be unreasonably withheld. Tenant shall reimburse Landlord's reasonable attorneys' fees and costs incurred relative to any assignment or sublet proposed by Tenant.

     18. Access. Tenant will allow Landlord or Landlord's agent free access at all reasonable times to leased premises for the purpose of inspection or of making repairs, additions, or alterations to the leased premises, the building or any property owned by or under the control of Landlord, but this right shall not be construed as an agreement on the part of Landlord to make any repairs except as specifically provided in this Lease. Reasonable times for entry for inspection, repairs or alterations shall be defined as normal business hours upon twenty-four (24) hours' advance written notice (which includes notice by facsimile), except in emergencies.

     19. Possession. Tenant shall be provided possession of the premises on the Lease commencement date, provided, however, that Landlord shall have an additional thirty (30) days after said Lease commencement date to complete construction of improvements set forth in paragraph 6 above.

     20. Damage or Destruction. In the event the premises are damaged to such an extent as to render the same untenantable in whole or in a substantial part thereof, or are destroyed, it shall be optional with Landlord to repair or rebuild the same; and after the happening of any such contingency, Tenant shall give Landlord immediate written notice thereof. Landlord shall have no more than thirty (30) days after date of such notification to notify Tenant in writing of Landlord's intentions to repair or rebuild said premises, or the part so damaged as aforesaid, and if Landlord elects to repair or rebuild said premises, Landlord shall prosecute the work of such repairing or rebuilding without unnecessary delay, and during such period the rent of said premises shall be abated in the same ratio that portion of the premises rendered for the time being unfit for occupancy shall bear to the whole of the leased premises. If Landlord shall fail to give the notice aforesaid, or does not complete the repairs within six (6) months of the date of damage, Tenant shall have the right to declare this Lease terminated by written notice served upon Landlord or Landlord's agent.

     In the event the building in which the premises hereby leased are located shall be damaged (even though the premises hereby leased shall not be damaged thereby) to such an extent that in the opinion of Landlord it shall not be practicable to repair or rebuild, or is destroyed, then it shall be optional with Landlord to terminate this Lease by written notice served on Tenant within ninety (90) days after such damage or destruction.

     21. Notices. Any notice required to be served in accordance with the terms of this Lease shall be sent by mail. Notice to Landlord shall be directed to P.O. Box 18213, Seattle, Washington 98118, and, after taking possession of the premises, notices from Landlord shall be sent to Tenant at the leased premises.

     22. Governmental Fees. All fees which relate to the conduct of Tenant's business on the premises or relate to any improvements made on the premises by Tenant shall be paid by Tenant.

     23. Signs. Landlord will provide building standard signage for Tenant at the main building entrance and adjacent to Tenant's entry door. All signage shall be mutually agreed upon and subject to all City codes.

     24. Alterations. Tenant shall not make any alterations, additions or improvements in the premises without the prior written consent of Landlord in writing first obtained which consent shall not be unreasonably withheld as to nonstructural changes, and all alterations, additions and improvements which shall be made shall be at the sole cost and expense of Tenant, and shall become the property of the Landlord, and shall remain in and be surrendered with the premises as a part thereof of the termination of this Lease, without disturbance, molestation or injury. If Tenant shall perform work with the consent of Landlord, as aforesaid, Tenant agrees to comply with all laws, ordinances, rules and regulations of the City of Seattle or any other authorized public authority. Tenant agrees that Landlord has the right to make alterations to the premises and to the building in which the premises are situated and Landlord shall not be liable for any damage which Tenant might suffer by reasons of such undertaking. Landlord shall have reasonable access to the premises for the purpose of accessing utilities for the building or for the purpose of making modifications to the building as may be needed to accommodate other tenants in the building.

     25. Default and Reentry. If any rents above reserved, or any part thereof, shall be and remain unpaid when the same shall become due, or if Tenant shall violate or default in any of the covenants and agreements herein contained, then Landlord may cancel this Lease upon giving the notice required by law, but in no event, except a delinquency in the rent, less than ten (10) days' notice of and opportunity to cure said violation or default, and reenter said premises, but notwithstanding such reentry by Landlord, the liability of Tenant for the rent provided for herein shall not be extinguished for the balance of the term of this Lease and Tenant covenants and agrees to make good to Landlord any deficiency arising from a reentry and reletting of the premises at a lesser rental than herein agreed to. Tenant shall pay such deficiency each month as the amount thereof is ascertained by the lessor.

     26. Cost and Attorneys' Fees. If by reason of any default on the part of Tenant it becomes necessary for Landlord to employ an attorney or in case Landlord shall bring suit to recover any rent due hereunder, or for breach of any provision of this Lease or to recover possession of the leased premises, or if Tenant shall bring any action for any relief against Landlord, declaratory or otherwise, arising out of this Lease, then the prevailing party shall be entitled to recovery of all costs of this dispute, including reasonable attorneys' fees, expert witness fees, and the costs and fees incurred in any arbitration, court proceeding or appeal.

     27. Nonwaiver of Breach. The failure of Landlord to insist upon strict performance of any of the covenants and agreements of this Lease, or to exercise any right herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and remain in full force and effect.

     28. Removal of Property. At the conclusion of the tenancy, Tenant shall have the right and the obligation to remove all of its furnishings, equipment and trade fixtures on the premises. In the event of any lawful entry in, or taking possession of, the leased premises as aforesaid, Landlord shall have the right, but not the obligation, to remove from the leased premises all personal property located therein, and may store the same in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, after commercially reasonable notice to Tenant and to any party holding a perfected security interest in such property, and after it has been stored for a period of thirty (30) days or more. The proceeds of sale shall first be applied to the cost of such sale, second to the payment of reasonable charges for moving and storage, if any, and third to the payment of any other sums of money which may then be due from Tenant to Landlord under any of the terms hereof or to any creditor of Tenant holding a perfected security interest in the priority established by law, and the balance, if any, to be paid to Tenant.

     29. Heirs and Successors. Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

     30. Hold-Over. If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the State of Washington. During such tenancy, Tenant agrees to pay to Landlord the same rental rates as set forth herein, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions as herein specified, so far as applicable.

     31. Subordination. This Lease is subject and thereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises of the property of which said premises are a part. Tenant agrees to execute, at no expense to Landlord, any instrument which may be reasonably deemed necessary or desirable by Landlord to further effect the subordination of this Lease to any mortgage, deed of trust or encumbrance. Notwithstanding the foregoing provisions of this section, no such subordination shall adversely affect Tenant's rights under this Lease.

     32. Common Areas. The premises are part of a building which is occupied or may be occupied by other tenants. Tenant agrees to conform to Landlord's reasonable written ruses and regulations pertaining to the parts of the building that are in common use by tenants.

     33. Condemnation. In the event a substantial part of the premises is taken by the right of eminent domain, or purchase by the condemnor, in lieu thereof, so as to render the remaining premises untenantable, then this Lease shall be cancelled as of the time of taking at the option of either party. In the event of a partial taking which does not render the premises untenantable, the rent shall be reduced in direct proportion to the taking. Tenant shall have no claim to any portion of the compensation for the taking of the land or building. Landlord shall have no claim to any portion of the compensation paid to Tenant by the condemnor.

     34. Subrogation Waiver. To the extent allowed by their respective insurance policies, each of Landlord and Tenant herewith and hereby releases and relieves the other and waives their entire right of recovery against the other for loss or damage arising out of or incident to the perils described in standard fire insurance policies and all perils described in the "Extended Coverage" insurance endorsement approved for use in the site where the premises are located, which occurs in, on or to the premises, whether due to the negligence of either party, their agents, employees or otherwise. Notwithstanding the foregoing, this provision shall not be construed in any fashion which shall cause impairment of either party's primary insurance coverage.

     35. Surrender of Premises. Tenant agrees, upon expiration or sooner termination of this Lease, to peacefully quit and surrender the premises without notice, leave the premises neat and clean and to deliver all keys to the premises to Landlord.

     36. Tenant's Compliance With Environmental Laws. The parties acknowledge that there are certain federal, state and local laws, regulations and guidelines now in affect and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the leased premises and the larger parcel of land upon which the leased premises may be a part, concerning the impact on the environment of construction, land use, the maintenance and operation of structures and the conduct of business.

     Tenant shall not cause, or permit to be caused, any act or practice by negligence, or omission, or otherwise, that would adversely affect the environment or do anything or expressly authorize anything to be done that would violate any of said laws, regulations or guidelines. Any violation of this covenant shall be an event of default under this Lease. Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses, claims, losses, damages, fines, and penalties, including reasonable attorneys' fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this covenant. The foregoing shall cover all requirements whether or not foreseeable at the present time and regardless of the expense attendant thereon.

     Landlord shall not cause, or permit to be caused, any act or practice by negligence, or omission, or otherwise, that would adversely affect the environment or do anything or expressly authorize anything to be done that would violate any of said laws, regulations or guidelines. Any violation of this covenant shall be an event of default under this Lease. Landlord shall indemnify and hold Tenant harmless from any and all costs, expenses, claims, losses, damages, fines and penalties, including reasonable attorneys' fees, that may in any manner arise out of or be imposed because of the failure of Landlord to comply with this covenant. The foregoing shall cover all requirements whether or not foreseeable at the present time and regardless of the expense attendant thereon.

     37. Authority/Consent. Any corporate officer signing this Lease on behalf of a corporation warrants that he/she has authority to enter into this Lease on behalf of such corporation.

     38. Real Estate Commission. A real estate commission equal to three percent (3%) of the total rent due for the initial two-year term of this Lease will become due and owing to Leibsohn & Company by Landlord at such time as Tenant pays the first month's rent to Landlord. Landlord shall pay its agent, Eric Cederstrand of Colliers International, in accordance with a separate agreement. Both parties warrant and represent that there is no other commission or liability owed to any broker or any other party as a result of consummation of this Lease.

     39. Facsimile/Counterparts. A facsimile copy of a signed copy of this Lease shall have the same binding effect as an original. This Lease may be executed in counterparts. Parties will circulate an original, notarized Lease as soon as practical after exchanging facsimile copies.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:                                  TENANT:
CEDERSTRAND RENTALS, a                     WATCHGUARD, INC., a
Washington general partnership             Washington corporation

By: /s/ Kenneth K. Cederstrand             By:  /s/ Steven N. Moore
   ---------------------------                ----------------------------
    Kenneth K. Cederstrand                      Steve Moore,
    General Partner                             Chief Financial officer

STATE OF WASHINGTON  )
                     ) ss.
County of King       )

     On this _____ day of August, 1998, before me personally appeared Kenneth K. Cederstrand, to me known to be one of the general partners of Cederstrand Rentals, the partnership that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                       /s/ Debora L. Nelson
-----------------------------  ------------------------------------------------
                               Name (printed): Debora L. Nelson
   NOTARY SEAL                 Notary Public in and for the State of Washington,
                               residing at King County
                               My Commission expires:  10/25/99
-----------------------------  ------------------------------------------------

STATE OF WASHINGTON  )
                     ) ss.
County of King       )

     On this _____ day of August, 1998, before me personally appeared Steve Moore, to me known to be the Chief Financial Officer of WatchGuard, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                      /s/ Debora L. Nelson
-----------------------------  ------------------------------------------------
                               Name (printed):  Debora L. Nelson
   NOTARY SEAL                 Notary Public in and for the State of Washington,
                               residing at King County
                               My Commission expires:  10/25/99
-----------------------------  ------------------------------------------------

                                   EXHIBIT 2

                               Legal Description

PORTIONS LOTS 2, 3 AND 4, BLOCK 324, SEATTLE TIDE LANDS, IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 2;
THENCE WEST ALONG THE NORTH LINE OF SAID LOT 23.13 FEET TO THE EASTERLY LINE OF STREET AS CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 397727, AS PROVIDED BY ORDINANCE NO. 77088, AND AS AMENDED BY ORDINANCE NO. 77749 OF THE CITY OF SEATTLE;
THENCE ALONG THE EASTERLY LINE OF SAID STREET AS CONDEMNED, SOUTHWESTERLY ALONG THE ARC OF A CURVE TO RIGHT HAVING A RADIUS OF 345 FEET A DISTANCE OF 79.32 FEET TO A POINT OF TANGENCY;
THENCE SOUTHWESTERLY ALONG A LINE TANGENT TO SAID CURVE AT SAID POINT, A DISTANCE OF 49.54 FEET TO A POINT IN THE SOUTH LINE OF SAID LOT 3, 6.62 FEET EAST, MEASURED ALONG SAID SOUTH LINE FROM THE SOUTHWEST CORNER THEREOF;
THENCE CONTINUING ALONG SAID TANGENT A DISTANCE OF 6.86 FEET TO A POINT OF CURVATURE;
THENCE SOUTHERLY ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 39.70 FEET, A DISTANCE OF 17.32 FEET TO A POINT IN THE SOUTH LINE OF THE NORTH 23 FEET OF SAID LOT 4;
THENCE EAST ALONG SAID SOUTH LINE TO THE EAST LINE OF SAID LOT 4;
THENCE NORTH AND NORTHWESTERLY ALONG THE EASTERLY LINES OF SAID LOTS 2, 3 AND 4 AT THE POINT OF BEGINNING.

                                                                       EXHIBIT I

                                 [Floor Plan]